As filed with the Securities and Exchange Commission on April 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2488594
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(Address of Principal Executive Offices, Zip Code)

Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan

(Full title of the plan)

David A. Brooks

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(Name and address of agent for service)

(972) 490-9600

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Chapman Gibson, Dunn & Crutcher LLP 2100 McKinney Ave., Suite 1100 Dallas, Texas 75201 (214) 698-3100	Howard B. Adler Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., N.W. Washington, D.C. 20036-5306 (202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	1,600,000	$14.76	$23,616,000.00	$3,041.74

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate amount of additional securities as may become issuable in respect of the securities identified in the above table to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on March 27, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Ashford Hospitality Prime, Inc. (the “Registrant”), relating to 1,600,000 shares of its common stock, par value $0.01 per share, issuable to eligible persons under the Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by this Part I has been omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

1.	The Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

2.	The Current Reports on Form 8-K filed with the Commission on January 21, 2014, January 29, 2014, February 26, 2014, February 27, 2014 and March 6, 2014; and

3.	The description of our common stock, par value $0.01 per share, contained in the Current Report on Form 8-K filed with the Commission on January 21, 2014.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

In this Registration Statement and each prospectus relating hereto, unless otherwise specified, the terms “we,” “us,” “our” and “our company” each refer to Ashford Hospitality Prime, Inc. and its consolidated subsidiaries.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our charter provides for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

The partnership agreement of our operating partnership provides for indemnification of us and our officers and directors to the fullest extent permitted by Delaware law. The partnership agreement of our operating partnership provides that neither we nor any of our directors, officers, agents or employees will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we acted in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold us and our directors and officers harmless from and against any and all claims arising from operations of our operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise to the fullest extent permitted by Delaware law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013).

4.2	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013).

4.3	Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-11 filed on December 19, 2013).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 24, 2014.

Ashford Hospitality Prime, Inc.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Brooks his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitute may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 24, 2014
Monty J. Bennett

*	President and Director	March 24, 2014
Douglas A. Kessler

*	Chief Financial Officer (Principal Financial Officer)	March 24, 2014
David J. Kimichik

*	Chief Accounting Officer (Principal Accounting Officer)	March 24, 2014
Mark L. Nunneley

*	Director	March 24, 2014
Stefani D. Carter

*	Director	March 24, 2014
Curtis B. McWilliams

*	Director	March 24, 2014
W. Michael Murphy

*	Director	March 24, 2014
Matthew D. Rinaldi

*	Director	March 24, 2014
Andrew L. Strong

*By:	/s/ David A. Brooks
David A. Brooks
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013).

4.2	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013).

4.3	Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-11 filed on December 19, 2013).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.